UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2021

REALNETWORKS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	001-37745	91-1628146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 First Avenue South, Suite 600

Seattle, Washington 98134

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (206) 674-2700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RNWK	The Nasdaq Stock Market LLC
Preferred Share Purchase Rights	RNWK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2021 Executive MBO Plan

On August 20, 2021, the Compensation Committee of the Board of Directors of RealNetworks, Inc. (the “Company”) approved the 2021 Executive MBO Plan. The Compensation Committee will administer this plan, which is pursuant to the RealNetworks 2005 Stock Incentive Plan, as amended and restated.

Payouts under the 2021 Executive MBO Plan will be determined by our Compensation Committee and will be based on company and/or divisional financial performance and individual performance. Financial performance will be measured by the achievement of specific financial goals related to revenue and contribution margin by reportable segment. Contribution margin by reportable segment is a non-GAAP measure that we define as operating income (loss) including other income (expense) net, but excluding the impact of the following: depreciation and amortization, acquisitions related intangible asset amortization, stock-based compensation, restructuring and other charges, and lease exit and related charges. Individual performance will be measured based on specified individual strategic and commercial business objectives.

Any bonuses payable pursuant to the 2021 Executive Bonus Plan will be paid in cash or in the form of fully vested restricted stock units, or a combination thereof.

Approval of Discretionary Cash Bonuses

On August 20, 2021, the Compensation Committee of the Board of Directors of the Company approved the payment of discretionary bonuses, each in the amount of $50,000, to Michael Ensing, the Company’s President and Chief Operating Officer, Christine Chambers, the Company’s Chief Financial Officer and Michael Parham, the Company’s Senior Vice President, General Counsel and Corporate Secretary in recognition of their individual contributions throughout the year to the Company and, in particular, to the Company’s underwritten public offering that closed on April 29, 2021.

Approval of Change in Executive Compensation Arrangements

On August 20, 2021, the Compensation Committee of the Board of Directors of the Company approved certain new compensatory arrangements for two of the Company’s named executive officers, Michael Parham, the Company’s Senior Vice President, General Counsel and Corporate Secretary, and Christine Chambers, the Company’s Chief Financial Officer. Specifically, the Compensation Committee approved (i) an increase in Mr. Parham’s annual base salary from $325,000 to $350,000; (ii) a grant to Mr. Parham of 50,000 restricted stock units (“RSUs”); and (iii) grants to Mr. Parham and Ms. Chambers of time-based stock options to acquire 250,000 shares and 40,000 shares, respectively, of the Company’s common stock with a per share exercise price equal to the closing price of the Company’s common stock on August 20, 2021, the grant date. Each RSU and option shall vest over four years, at a rate of 12.5% every six months following the grant date, subject to continued employment with the Company on each such vesting date. The RSUs and stock options were granted pursuant to the Company’s 2005 Stock Incentive Plan.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Pursuant to the rules and regulations of the SEC, the attached exhibits are deemed to have been furnished to, but not filed with, the SEC.

Exhibit No.	Description

10.1	2021 Executive MBO Plan

104	Cover page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Michael Parham
Michael Parham
SVP, General Counsel, Corporate Secretary

Date: August 27, 2021